UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2018

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35256 (Commission File Number)	94-2683643 (I.R.S. Employer Identification No.)

5 Shenkar Street, Herzelia (Address of Principal Executive Offices)	4672505 Israel (Zip Code)

972-9-952-9696
(Registrant’s Telephone Number, Including Area Code)

With a copy to:
Jaclyn Liu, Esq.
Morrison & Foerster llp
425 Market Street
San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory arrangements of certain officers

On July 31, 2018, Patrick Tanguy resigned from the Board of Directors (the “Board”) of DSP Group, Inc. (the “Company”), effective immediately, due to his personal time commitments with other engagements. Mr. Tanguy informed the Board that his resignation was not related to the past, current or future business of the Company. A copy of the press release relating to the announcement, dated August 6, 2018, is attached and filed herewith as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 2, 2018, the Board approved the amendment and restatement of the bylaws of the Company (the “A&R Bylaws”), effective as of August 2, 2018. The sole modification in the A&R Bylaws is to set the exact number of directors on the Board at seven in Section 3.2 of the A&R Bylaws.

The full text of the A&R Bylaws is filed as Exhibit 3.1 hereto and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Bylaws of DSP Group, Inc., effective as of August 2, 2018.

99.1	Press Release of DSP Group, Inc., dated August 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date:	August 6, 2018	By:	/s/ Dror Levy
Dror Levy
Chief Financial Officer
and Secretary

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